EXHIBIT 5.1
                                                                     -----------

                              O'MELVENY & MYERS LLP

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March 5, 2001
                                                                 OUR FILE NUMBER
Mcglen Internet Group, Inc.                                          563,290-001
16700 Gale Avenue
City of Industry, CA  91745

         RE:      REGISTRATION STATEMENT ON FORM SB-2 OF
                  MCGLEN INTERNET GROUP, INC. (THE "COMPANY")

Ladies and Gentlemen:

         At your request, we have examined Amendment No. 3 to Registration Statement on Form SB-2 (Registration No. 333-41070) filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 13,405,357 shares of Common Stock, $0.03 par value, of the Company (the "Common Stock"), previously issued and to be issued upon the exercise of warrants and options and to be issued upon conversion of convertible securities (together with the warrants and options, the "Convertible Securities"), all as more fully described in the Registration Statement. At your request, we have examined the proceedings heretofore taken and to be taken in connection with the authorization of the Common Stock previously issued and in connection with the authorization of the Convertible Securities (including the authorization of the Common Stock to be issued thereunder).

         Based upon such examination and upon such matters of fact and law as we have deemed relevant, we are of the opinion that the Common Stock has been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization and, in the case of the Convertible Securities, the provisions of the relevant Convertible Securities, such Common Stock will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                         Respectfully submitted,


                                                       /s/ O'MELVENY & MYERS LLP